Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned hereby certifies that pursuant to the provisions of 18 U.S.C. 1350(a), the Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) of Spectrum Sciences and Software Holding Corp., a Delaware corporation (the “Company”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the periods indicated.
Dated: March 29, 2006

By:	/s/ Michael M. Megless

Name:	Michael M. Megless
Title:	Chief Financial Officer